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                                                                    Exhibit 99.2

                                                                FINAL TRANSCRIPT

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EVENT TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL

EVENT DATE/TIME: APR. 11. 2003 / 11:00AM ET
EVENT DURATION: 41 MIN

OVERVIEW

SUP WAS ABLE TO MEET EXPECTATIONS DESPITE SOME WEAKNESS IN THE PRODUCTION REQUIREMENTS IN MARCH. ITS SALES WERE $207,985,000, UP FROM $186,532,000 OR AN 11.5% INCREASE. NET INCOME WAS $22,266,000 VS. $17,172,000, UP 30% AND DILUTED EPS WAS $0.83 VS. $0.65, UP 27-28%. Q&A FOCUS: WHEEL SHIPMENT GROWTH, CUSTOMER, AND PRODUCT MIX ETC.


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                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


CORPORATE PARTICIPANTS

R. JEFFREY ORNSTEIN
Superior Industries International, Inc. - VP, CFO, and Director

STEVEN J. BORICK
Superior Industries International, Inc. - President, COO, and Director


CONFERENCE CALL PARTICIPANTS

WENDY NEEDHAM
Credit Suisse First Boston - Analyst

BRETT HOSELTON
McDonald and Co - Analyst

GLENN CHIN
Lehman Brothers - Analyst

ROB HINCHLIFFE
UBS Warburg - Analyst

MICHAEL BRUYNESTEYN
Prudential Financial - Analyst

JOHN CRAWFORD
Crawford Investments - Analyst

BRIAN KNOFF
Midwest Research - Analyst

BRIAN NAP
Midwest Research - Analyst

BOB FETCH
Lord Abbott - Analyst

GREGORY MACOSKO
Lord Abbott - Analyst


PRESENTATION

OPERATOR

Good morning and welcome, ladies and gentlemen, to the Superior Industries first-quarter earnings teleconference. At this time, I would like to inform you that this conference is being recorded and that all participants are in a listen-only mode. At the request of the company, we will open the conference up for questions and answers following the presentation.

I will now turn the conference over to Mr. Jeff Ornstein. Please go ahead, sir.

R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Thank you very much. Good morning, everybody. It is really with extreme pleasure that I'm able to report outstanding financial results this morning.

We were able to meet expectations despite some weakness in the production requirements, particularly in March, including unexpected Ford Focus and Mustang plant shut-downs. Some of our facilities have already begun to restrict overtime and cut back to four-day work shifts. The numbers clearly demonstrated, this first quarter, that this was a period of high capacity utilization, particularly at our new Chihuahua, Mexico plant which was at less than half capacity a year ago in Quarter one 2002, and our joint venture operation in Hungary where we reflect our share of that factory's results in the one line on our financial statements. We also benefited from the mix shift from bigger wheels and chrome and polish plated finishes. For example, we doubled the shipments of our twenty inch chrome-plated F 150 Harley-Davidson edition wheel compared to last year. And finally, the impact of the fixed price aluminum contracts were significantly less than last year's first quarter.

North American light vehicle production was flat. However, Superior's units Rose 3.3%, contributing to this increase was the Explorer and Expedition, offset by declines in the aforementioned Mustang and focus at Ford, increases in the new Hummer H 2 and GMT-800 models at General Motors, two new models at Chrysler for the LHS and Durango and good international comparisons related to the Mazda 626, Toyota Camry, and Nissan Frontier.

For the quarter, non GM and Ford business continued strong growth and represented 14% of our sales. Evidence of our growing market share is that our top 10 wheel models increased 9%, while production of these same autos and light trucks only increased 5%. Aluminum wheels continue to increase in usage, and Superior continues to grow its market share.

Being the leader in our market brings with it a huge responsibility to assist our customers to reduce costs. The cost reduction efforts at our customers have never been greater, and we are working very closely with the EOs to deliver a quality product at a competitive price. They have come to depend on our expert engineering and customer response system, unparalleled in our business, that makes us stand out with many awards, both new business and the accolades by all of our customers. We are continually asked to work with our customers for lower prices.

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                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


These are lower prices for aluminum wheels, make no mistake. The product of choice and not steel wheel alternatives as one analyst has suggested. We continue to invest extra time in lowering the cost of aluminum wheels, efficient production techniques, and exploring low labor cost locations Our recent success in gaining market share has only made our competition hungrier. We are working hard to meet that challenge.

Recent management changes continue to support our growth. You are aware that Steven Borick was made President and Chief Operating Officer at the beginning of the year. Steve then followed that up by announcing that Jim Ferguson and Mike O'Rourke, both a longtime part of the Superior management team, were made Senior Vice Presidents. In addition, two new general managers were added at our plants. Steven has acknowledged that to continue our success and growth, we must continue to bolster our management strength. I am pleased to report that next week in New York, Steven Borick will be with me, along with Mike O'Rourke, our Senior Vice President, sales and administration.

We absorbed two-and-a-half million dollars in startup costs related to our new aluminum component business. We are shipping both the control arms for the Cadillac CTS and the bed plates for a variety of GM small car platforms. Aggressive marketing efforts continue to work on several presentations to all of our OEMs, including the Japanese OEMs that potentially will result in new business. Annual booked business and backlog as a reminder amounts to about 40 million annually. We doubled our sales in the quarter, in the first quarter of '03 to three-and-a-half million and continue to establish our expertise and credibility in this manufacturing arena.

Currently, based on the release information that we have received from our customers, the Superior second-quarter shipping schedule will be down about 5%. Anticipating hirer schedules in our capacity expansions in process we built about twenty percent more inventory in the fourth quarter of '02 and in the first quarter of '03. Accordingly our planned capacity utilization in Q2 of '03 will be impacted disproportionately. In addition there will be a shift in mix away from these less larger in chrome wheels in this period.

All of these factors means the projected second quarter will be less than current projections, based on First Call.

Based on what we know at this time, our best estimate -- only an estimate -- is for approximately 65 cents per share in the second quarter, followed by a strong second half of the year with substantial new unannounced business starting up. We are comfortable around the $3.10 cents per share level for the year, a good 6-and-a-half% increase over the 2.91 we boasted in '02.

I will now go over some of the detail numbers.

Our sales were $207,985,000 up from $186,532,000 or a 11-and-a-half percent increase. Last year we had a $100,061,000 of after market sales and that business is now gone. Our net income was $22,266,000 compared to $17,172,000 a 30% increase. Our diluted earnings per share of 83 cents compared to 65 cents, a 27, 28% increase.

While our unit ships -- our unit ships at Superior were up 3.3%, the North American light production was only flat. So, again, we see more market share gains and aluminum wheels increasing in popularity. Our utilization rates at our factories, as I mentioned, were high. As a result, our gross profit margin came in at 19.2%. That was quite a substantial kick from last year's 17.1, and keep in mind, again, that our Mexican is in full swing during the first quarter.

Our SG&A is under great control at 2.8%, under 3%. Our net income as a result came in at a 10.7%. Compared to 9.2 a year ago. Pretty darned good numbers for a little old OEM supplier. Our weighted average shares diluted, $26,598,000 for this year, compared to $26,607,000 a year ago. Our actual shares outstanding right now, $26,663,887, compared to $26,024,038. We repurchased 81,000 shares in the quarter at a cost of about $37.20. We have approximately 3.4 million shares left authorized under that repurchase program.

Our depreciation and amortization, $7,664,00 compared to $7,653,000. We estimate that we'll probably be in a little under 36 million for the year in depreciation. Cap-ex were $23,528,000 and for the year we're expecting about 80 million, which includes about $35 million of capacity expansions that we've previously announced. So we're aggressively well along in our capital program.

Interest income, $912,000 result of the higher cash, compared to $785,000, and as I mentioned, the Hungarian joint venture just continues to be a high-volume producer, and as a result, reports outstanding earnings at about a little under 2 million, a million nine compared to a little under $800,000 a year ago.

Our cash stands at 155 million, right on the balance sheet date, $155,620,000.

I will quickly review the balance sheet. Cash and short-term investments, 155 million point 6 as I mentioned and again, we


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                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


do get some payments right after the cutoff so it reflects just the cash at that time. Accounts receivable $152 million point 5. I'm sorry. Inventory 68.3. Other current assets of 10.3. Total current, 386.7. Property plant and equipment,
250.4. Investment in long-term assets of 44.3. Accounts payable of 51.9. Accrued expenses, 62.5. Total current liabilities a 114.4. Long-term liabilities, 14 million. No long-term debt. Deferred income taxes of 5.1. Leaving a shareholders' equity of 547.9. Just under $550 million. Total liabilities and equity of $681,000,004, and it was great reporting these earnings and we'll be glad to take your questions. Steven Borick has joined me. Jennifer, why don't we start finding out what the questions are.


QUESTIONS AND ANSWERS

OPERATOR

Thank you, Mr. Ornstein. The question-and-answer session will begin at this time. If you're using a speakerphone, please pick up the handset before pressing any numbers. Should you have a question, please press star 1 on your push-button telephone. If you wish to withdraw your question, please press star 2. Your question will be taken in the order that it is received. Please stand by for your first question.

Our first question comes from Wendy Needham of Credit Suisse First Boston. Please pose your question.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Hey, good morning.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Hi, Wendy.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

I hope it's warm out there. It's -- you know, there -- it's never going to be warm again in New York, I think.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Don't say that. I'm leaving tomorrow morning.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

You need a fur coat.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

It's actually a little cooler this morning but it was about 80 degrees here yesterday.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Oh, God. All right. Okay. I guess I'd like to go back and review, again, what happened in the fourth and first quarter with the inventory building and why -- why you were doing that. And why the mix, now, is going to be negative in the second quarter compared with the first quarter.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Okay. Obviously, when we -- when we were doing our planning back in the fall of last year, we needed additional capacity, so at that time we made decisions to go ahead and expand quite a few plants. We had just completed the Mexican plant, Van Nuys plant. We were in the midst of doing the Rogers plant. And then we scheduled two other plants for capacity expansions.

Unfortunately, in our business it's not turn-key business. It's not the kind of thing where you order equipment today, it comes in tomorrow or next week, and you start it up and it works immediately. There is a -- a rather extended start-up period. A break-in period. Ovens need to be cured and to be treated in a certain way. Equipment needs to be broken in. Problems are encountered. You have -- for example, when we build a new plant, we try to encourage our people to adapt the latest and greatest of all we've learned from all our other plants, and often all those ideas come together and don't work exactly right the first time.

If those in manufacturing that are familiar with finishing systems, there isn't a finishing system in the world -- I defy anyone to tell me about a finishing system that goes on time. It just doesn't happen, Wendy. So as a result, you have to do a little bit of contingency planning. There's just no way that Superior Industries disappoints our customers. When a customer order is given and we have been booked or tooled up, if you will, for


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                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


that amount of quantity, we have a reputation to maintain that we satisfy our customer requirements. That's the -- that's -- that goes before the cash in the bank. That's the number one priority here at Superior.

So as a result, we -- we were in discussions, very expensively -- and I think I reported at the time, we spent a lot of our time back in the fall and in the first quarter worrying, if you will, about making sure we could get every delivery made, and how much capacity we needed, et cetera. It's a tough -- it's a tough model to build, because the numbers change so quickly. And so the idea was, let's build the inventory on orders for customers that were strong. If you have an explorer and you know you're going to make so many explorers, even if it cuts back one week, the cumulative ordering will still be there. We went ahead and authorized another week of that kind of -- of that kind of program. So that's what we did. And we did that, in anticipation that we'd be in a period right now when things would be going great guns. Well, what's happened is that period has probably extended now to the third quarter, third and fourth quarter, and into next year. My marketing people are constantly bringing up in meetings that they're very concerned about next year's capacity, and whether we'll have the ability to make all orders and all.

Keep in mind that customer launches are very, very difficult to predict. You know, better than anyone, that when they come up with a whole redesigned model on a major program, God, we are just at a loss to know when and what quantities to be available to ship.

So we built this inventory up about 20%, as I say, so now what I'm basically saying is, even though maybe we're down 5%, our actual production will be down greater than that. Because we want to adjust some of those inventories during this period. So we've cut back overtime, we've cut back to four-day weeks, so we'll see a -- you know, a -- a hit to gross margin in the second period as a result of that. We won't be absorbing as much of our fixed costs and that's all I was simply reporting.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

And the mix deterioration then in the --


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Yeah, the mix issue is not -- I mean, "deterioration" is not the right word. Mix is a question of scheduling. You know, they wanted to get all these Harleys out on the -- out on the shelves. They want to get certain wheels out. That's just a -- a random thing. It's almost like a roulette wheel, if you will

You know, at certain times, they said a lot of Thunderbirds, they want a lot of chrome wheels, they want a lot of polished businesses. There's no deterioration in our business whatsoever. In fact that's one of the businesses we're worried about in terms of making sure we have another capacity. Chrome wheels are not decreasing in popularity or in demand. It's just a matter of scheduling and timing. We just had a big, big first question in that business and so now it's going to slow down a touch. I wouldn't use the deterioration.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Okay. I didn't mean to imply --


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

I understand. I just want to make sure everybody gets the right impression.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Okay. So when we think about last year, your shipments were up 20 -- or 21%, something like that, and now some of that was inventory building. When we look at the second half of this year, right now, you know, it's hard to see the second half of the year. Are you still thinking you're getting double-digit increases in the second half of this year over the prior year?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Well, first, you said that our shipments were inventory build. Shipments are shipments. They go to the customer.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Okay.


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SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

So I just want to make sure I correct that. But, you know, when we build inventory, we don't ship it. It sits in inventory.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Okay. So that's not counting in the wheels?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Right.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

That you give us.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Right. That's correct. When I tell you that production is up, that's what we actually shipped out, not what we made.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Okay.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Okay?


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Yeah.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

So I clarify that. But, yeah, you're right. I mean, we are currently looking at a rather substantial second half. I'm obviously being a touch conservative, based on, you know, economic events, the war. I mean, some people are saying that we have underlying economic problems and that even when the war goes away --but the customers seem to want to sell cars, and that he ever doing everything possible to do so, and, you know, we're working with them and that obviously puts more pressure on our cost programs because they're hurting, but it also helps our volume, so there's a trade-off there.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Okay. Thanks a lot, Jeff.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Thanks, Wendy.


OPERATOR

Our next question comes from Brian Knoff of Midwest Research. Please pose your question.


BRIAN KNOFF - Midwest Research - Analyst

Actually, I think mine just basically got asked. My question was have you done anything to your full-year expectation for aluminum wheel shipments. It doesn't sound like any change. Am I right?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Well, it changed in the second quarter but the second half will be strong, yes.


BRIAN KNOFF - Midwest Research - Analyst

Okay. So what was your previous expectation for the full year on wheel shipments?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Probably around 9 or 10% up, and I'm looking now about 6% up for the whole year
....(inaudible).


BRIAN KNOFF - Midwest Research - Analyst

Okay. Great. Thanks a lot.


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                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Thank you.


OPERATOR

Our next question comes from Brett Hoselton of MacDonald Investment. Please pose your question.


BRETT HOSELTON - McDonald and Co - Analyst

Good afternoon, gentlemen.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Hi, Brett.


BRETT HOSELTON - McDonald and Co - Analyst

Just to clarify, the wheel shipment growth rate, I think your previous guidance was up 10 to -- or 11 to 13%. Given production expectations down 3 to 5% for the full year. And it sounds like the expectations now are for wheel shipment growth rates for the full year to be up around 6%. Is that -- am I understanding that correctly?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

That's correct.


BRETT HOSELTON - McDonald and Co - Analyst

Okay. Then the second question I had was: With the non-wheel business, the suspension business, you had given us a number and I just didn't write it down. I didn't catch it. For the quarter. I think it was somewhere around 3 or $4 million in incremental revenues?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

3-and-a-half million in sales.


BRETT HOSELTON - McDonald and Co - Analyst

About 3-and-a-half million in sales. Okay. So right now, your annualized run rate for this year is about what? 3-and-a-half times four?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Correct.


BRETT HOSELTON - McDonald and Co - Analyst

Okay. And then you said 40 million annually in booked business, and so could you kind of give us a sense of what 2004 and 2005 look like, in terms of what your annual incremental revenues might be?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

I think 2004 gets close to about 30 million, and '05 turns into the 40 million, at this time.


BRETT HOSELTON - McDonald and Co - Analyst

Okay. And then along those lines, is there any expectation that you could see -- I mean, I know you're bidding on contracts all the time, and so on and so forth, but do you anticipate any announcements in the near term? Let's, say, three, six, you know, nine months, or something along those lines, or --


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Yeah. There's a possibility, once you go out to nine months, that we might have some business. Whether we can announce it or not is another story, because, again, you know, we could get business this summer for '04 and the customer will not allow us to announce it until September of '04, so we have a lot of business right now that I can't announce. You know, that starts up for the '04 model year.


BRETT HOSELTON - McDonald and Co - Analyst

Okay. But that business is already included in that 40 --


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                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

About -- I'm talking about wheel business, yeah. But the component business, no, we've disclosed all the component business.


BRETT HOSELTON - McDonald and Co - Analyst

Okay. And can you give us an update on where you're at as far as capacity expansion and, in particular, your expectations for China?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Okay. I'll talk to the first one. Maybe I'll let Steve talk to China.

We're-- we're reason -- we're on schedule, reasonably along on all our fast expansions. As I mentioned, the Mexican plant is pretty well in place. We're doing some additional machinery equipment. No building or anything. The Van Nuys plant is completed and running smoothly. The Rogers plant is just about done. I mean, for all intents and purposes. The permits have been okayed by all the city fathers in both our Midwest locations, in Arkansas and Kansas, and the equipment's all on order, so we're right on for a -- you know, a late summer implementation of those capacity additions.


STEVEN J. BORICK - Superior Industries International, Inc. - President, COO, and Director

As far as China goes, I actually was supposed to be leaving a week from today to get into a full set of negotiations on our joint venture and picking a site selection either in the North or the South of China. Kwanso (ph) province happened to be one of the places in the Pearl Delta that I was looking at. I also have some meetings scheduled in Taiwan so I'm a little bit uppity about what to do. Of course everybody from my dear mother to -- including the Chairman of the Board of the company is pressing me not to go to China right now, and I'm -- I'm probably going to take that advice. But in the meantime, I'm going to start some negotiations on the telephone.

We're quite far along in where we need to be. This is -- this SARS issue has put a big damper on what we need to do time-wise. I don't want to try to delay it too much. We are committed to doing something in China, but we're also hearing a lot of very interesting things about quality issues, understanding how to make OEM production, that tell us that the pricing structure that the OEs believe they can get out of China may not be as favorable as they believed. And I think the Oes are starting to believe that some of that themselves. But we're moving forward in any case.


BRETT HOSELTON - McDonald and Co - Analyst

Very good, gentlemen. Thank you very much.


OPERATOR

Our next question comes from Glenn Chin of Lehman Brothers. Please pose your question.


GLENN CHIN - Lehman Brothers - Analyst

Jeff, hi. Glenn Chin from Lehman. Most of my questions have been answered but just some clarification. In your press release, you mentioned that particular model cuts in the second quarter -- or particular production cuts on certain models will affect you. What models are there that will hurt you the most in the second quarter?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Well, probably some of the ones I've mentioned already. Mustang and Focus continues to be weak. I think it's pretty much across the board. We're -- you know, I don't know that I can pick one model. I mean, I certainly can look at that and call you back, but I don't think there's anything that really stands out. You know, I think they -- the customers just have too much inventory in many areas. And they're going to use this opportunity, even though sales seem to be holding up, to reduce their inventory, which they probably should have done sooner.


GLENN CHIN - Lehman Brothers - Analyst

Okay. Great. Thanks, Jeff.


OPERATOR

Our next question comes from with Rob Hinchliffe of UBS Warburg. Please pose your question.


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                                       7

                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


ROB HINCHLIFFE - UBS Warburg - Analyst

Good morning, Jeff, good morning, Steve.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Hi, Rob.


ROB HINCHLIFFE - UBS Warburg - Analyst

Can you talk a little bit about what your customer mix will be, exiting the year? I mean, you guys are at what 14% non-GM and Ford right now, you said?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Right. Well, Rob, I think our customer mix is not going to change substantially until we get into '04, and there's -- there's a real good reason. GM and Ford still love us. And so they continue to order more wheels from us. And so that mix --even though we're growing in absolute numbers, particularly at Chrysler and International, we're also growing in absolute numbers at our two favorites, GM and Ford.

So you'll -- but you'll see a big -- probably the big change will start in '04.


ROB HINCHLIFFE - UBS Warburg - Analyst

Okay. And I think, you know, last quarter or the quarter before, we were talking about pretty good margin for the year in '03. Now, I know a lot of things have changed since but are we still thinking margin growth through the year or --


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Yeah. I still put in the bad second quarter and I still come out with a slight improvement in margin. In '03. And, you know, hopefully we get -- we get -- we start to see a better second half and maybe we'll even improve on that but it's just, you know, I'm sure you know better than anyone, it's just hard to see that far out right now with so much uncertainty in the world situation, and the -- and just everything going on.


ROB HINCHLIFFE - UBS Warburg - Analyst

How about startup costs for components I mean, I think we were -- at least I was thinking those were going to start slowing a little bit. 2-and-a-half was a little higher than I expected this quarter.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Yeah. We had a pretty heavy effort there to gear up for these new programs that are starting. You know, again, when you're in a -- a startup mode, you want to spend those extra dollars necessary to make absolutely sure you get it right the first time. You know, looking at the competition, that's been some of the problems, you know. These people have aggressively jumped into this business, and have said they'll deliver this or deliver that in such and such time with such and such a weight target with such and such specifications and haven't really taken the time to study and make absolutely sure. And we have a particular reputation, and that's what our -- our -- we all talk about, our value add and all of that, and those are all the subtle little things that the customers come to rely on, that when we say we're ready, we're ready in every respect. Not just a matter of delivering a competitive price but making sure we execute on time, in accordance with this very strict safety standards of our customer.


ROB HINCHLIFFE - UBS Warburg - Analyst

So -- and that all makes sense. Do you see them trending down through the year, or is 2-and-a-half going to go on for another quarter or two or --


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

You know, it's not a lot of money to talk about, the difference between 2-and-a-half, two three or two seven so I mean it's something we're going to have to review as orders unfold. Keep in mind that it's a tough place to manage right now. You know, when you got a wheel plan, you know you got -- you got your expectations and you got a high volume, it's pretty easy to go in there and analyze and say to an operation or work with the general manager and say, gosh, we got 20 people that we --more than we need to. But when you go into that operation and you're so -- you know, it's still hand to mouth and you're in a job shop basis, it's harder to do because you don't want to,


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                                       8

                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


as I say, cut out that expertise we're building and that learning curve we're getting over. You don't want to be penny-wise and dollar foolish just by making a cut there just for the sake of making a cut. It's an investment we're making in that business and we're going to do it right.


STEVEN J. BORICK - Superior Industries International, Inc. - President, COO, and Director

Hey, Rob, I'll make a quick comment on that. We continue to initiate some very automated process in that plant, and these processes are things that are new to us because they're different. They're taking some time to get where we want them to go. I will see headcount come out of that facility and it's one of my serious, serious programs for the second quarter is to understand where our automation is, and when we can start pulling headcount out of there, and it will happen.


ROB HINCHLIFFE - UBS Warburg - Analyst

Okay. Thanks, guys. Have a good trip to New York.


OPERATOR

Our next question comes from Michael Bruynesteyn of Prudential financial. Please pose your question.


MICHAEL BRUYNESTEYN - Prudential Financial - Analyst

Good morning, guys. Congratulations. on your first-quarter numbers.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Thanks, Michael.


MICHAEL BRUYNESTEYN - Prudential Financial - Analyst

Could you elaborate on your comments in the 10-K about the penetration of aluminum wheels in new vehicle production? You refer in the K to 2001 Ward's numbers that are published but the '02 numbers are out and they're showing the trend going down, particularly in trucks and I wonder if you could talk to that.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Well, I obviously haven't seen the numbers so I can't talk to it at this point. We'd have to study that and analyze exactly where it's coming from. But I'm not aware of that.


MICHAEL BRUYNESTEYN - Prudential Financial - Analyst

It came out on January 13th. In the Ward's equipment component newsletter. You might want to check that.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Okay. We'll get those numbers and take a look.


MICHAEL BRUYNESTEYN - Prudential Financial - Analyst

Okay. And then normally you guys beat the combined production of your two biggest customers, GM and Ford, by 12, 13 percentage points. That's been the average over the last, you know, 8, 9 quarters. This quarter was only like 2 points, maybe, something like that. I mean, is this margin that we've seen in the past going to fall going forward, or are we going to get back up to this, you know, 12, 13 --


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Not at all. I think you just had some particular hits this quarter, particularly in March where we just had some very specific programs, big programs that we do, that went down.


MICHAEL BRUYNESTEYN - Prudential Financial - Analyst

Okay. Great. And finally, could you just give some tax rate guidance. Has that changed at all.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

No. We're right on the 35%, and we're reviewing that all the time, obviously, but no plans to change that at this point.


MICHAEL BRUYNESTEYN - Prudential Financial - Analyst

Okay. Thank you.


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                                       9

                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

You're welcome.


OPERATOR

Our next question comes from John Crawford of Crawford Investments. Please pose your question.


JOHN CRAWFORD - Crawford Investments - Analyst

Good morning. I was just wanting to clarify. Was the -- you said you were slow in production here in the next few months, but for the '04 model launches, did you say you were actually having some concerns about whether you can be able to meet all the demand with your current capacity?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

That is correct. If -- as we look out into next year, we see order -- ordering levels that could potentially exceed our capacity.


JOHN CRAWFORD - Crawford Investments - Analyst

And then just as a little bit of a follow-up to that, you did -- I think you said 35 million in expansion capital expenditures this year.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

We plan to in '03.


JOHN CRAWFORD - Crawford Investments - Analyst

Plan to, yeah. Is that kind of a good number going forward for the next few years you think?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Well, 35 million is the amount of the capacity expansion for '03, so that's a one-time. But coincidentally, our depreciation is running around 35 million, so probably as an ongoing capital budget, you would probably consider ongoing replacements at about 25 to 35 million as well.


JOHN CRAWFORD - Crawford Investments - Analyst

Yeah. I was trying to get a --


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

It's not the same number but it just happens to be coincidentally the same numerical number.


JOHN CRAWFORD - Crawford Investments - Analyst

Do you anticipate capital expenditures over the next few years being in the 50 to 80 million range total?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

No. We probably would -- as we finish these capacity expansions, depending on what happens, we probably would go back to our, you know, 25 to 35 programs.


JOHN CRAWFORD - Crawford Investments - Analyst

Okay. Thank you very much.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

And depending on, you know, what we need to do in China and components. Those are hard things to predict right now, but from an ongoing point of view, we would just say that we'd go for our replacement budget.


JOHN CRAWFORD - Crawford Investments - Analyst

Okay. Thank you very much.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Thank you.


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                                       10

                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


OPERATOR

Our next question comes from Brian Nap of Midwest Research. Please pose your question.


BRIAN NAP - Midwest Research - Analyst

Yeah. I just wanted to follow up a little bit. If I remember, in the fourth quarter, your earnings guidance was 310 also. Like it is now. But the shipment guidance actually came down. Can you give me an idea of what's sort of making up for it, for that differential?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

I believe in the fourth-quarter, it was three and a quarter.


BRIAN NAP - Midwest Research - Analyst

Oh, is that what it was?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Yeah.


BRIAN NAP - Midwest Research - Analyst

Oh, I'm sorry. Okay. And I'm actually checking the penetration for '02 and the main place where it came down was with looks like Mitsubishi, Nissan, and Subaru, so --


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Oh, Brian, that's very helpful so what you're basically saying is it's not our customers' penetration.


BRIAN NAP - Midwest Research - Analyst

Just from the -- from sort of a -- sort of 30,000-foot view, that's what it looks like right now.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Appreciate it.


BRIAN NAP - Midwest Research - Analyst

These are numbers, but, you know, we can talk about that later today, if you want to.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Michael is still on the call? I guess that's the answer.


BRIAN NAP - Midwest Research - Analyst

Okay. Thanks, guys.


OPERATOR

Ladies and gentlemen, as a reminder, should you have a question, please press star 1 on your push-button telephone. If you wish to withdraw your question, please press star 2.

Our next question comes from Bob Fetch of Lord Abbott. Please pose your question.


BOB FETCH - Lord Abbott - Analyst

Good morning. In regards to the second half, you talked about seeing production pick up fairly nicely and that it ought to be strong, largely a function of -- or at least helped by unannounced new business. Generally when you get in such a narrow time frame from where we stand right now, that business is normally announced. Is that likely to be at hand, or is there any reason you're holding back at this stage?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

You want us to do it at breakfast or, what Bob? No, we're not ready to announce it right yet but we're getting close. And you'll be very happy when you hear what it's all about.


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                                       11

                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


BOB FETCH - Lord Abbott - Analyst

Okay. But that's what you're gearing up to produce --


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Oh, absolutely. It's just that, you know, the customers have these rules about -- about pre-announcing orders. I mean, there -- you know, it's -- it takes a Papal decree to get them an announcement by them.


BOB FETCH - Lord Abbott - Analyst

Okay. Other than the startup costs and some of the unabsorbed overhead, are there any other expense items that are growing faster than either expected or normal at the moment?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

No. Those are -- those are the two major hits for the second quarter. I think that sums it up.


BOB FETCH - Lord Abbott - Analyst

So everything in regards to labor, wages, and insurance are --are kind of as -- as you might have thought?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Yes. And energy continues to be under control. We have some good contracts holding that. As I mentioned, the aluminum contracts are really working down to a very manageable level to -- back towards our policy of, you know, 20 or 25% of their commitment -- of our requirements being on a fixed basis. So, no, I feel pretty good about things. I think we're just seeing a pretty good sized hit of lesser production in the second quarter.


BOB FETCH - Lord Abbott - Analyst

Yeah, you guys have always felt that you've done a pretty good job of producing high-quality product as productively as possible. Has there been any impact -- I think you had named a new head of manufacturing. Has he in any way provided you with some leadership or guidance where -- on that side of the business, manufacturing, things are likely to get better over time?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Your recollection might be that I think Steve at various times has poled told you that we probably need a new head of manufacturing. We did have one for a while but we have not located that position exactly yet. I'm not sure exactly what you're referring to.


STEVEN J. BORICK - Superior Industries International, Inc. - President, COO, and Director

Bob, let me make a comment real quick. We've hired two new general managers, one in our chrome plant and one in our facility in Johnson city, but on top of that, a couple of the initiatives that we are fully involved with today on costs, industrial engineering, facilities, efficiencies, productivity, are well underway, interesting, and certainly are going to give us some additional cost reductions going forward. We've got some pretty nifty stuff on the table that we're working on.


BOB FETCH - Lord Abbott - Analyst

Okay. And any -- any thoughts, obviously significant cash build from a year ago, is repurchase activity just simply a function of being more opportunistic at the right time.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Opportunistic and being cautious as we finish these expansions, watching the market, and watching the consumer trends right now.


BOB FETCH - Lord Abbott - Analyst

All right. Thanks.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Thanks.


OPERATOR

Our next question comes from Gregory Macosko of Lord Abbott. Please pose your question.


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                                       12

                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


GREGORY MACOSKO - Lord Abbott - Analyst

Yes, thanks. Nice quarter. Would you talk a little bit about Hungary. Kind of what is the -- what is the expected expectations there for the year, and what's the mix between cast and forged wheels at this point?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Well, as you know, we're expanding our cast side of the house, but the mix is pretty -- pretty close. 50/50, cast and forged right now, Bob. Hungary for the year looks at about -- probably a half a million to $700,000 better than last year. We did about -- a little over 6 million. We'll be in the mid-6 millions this year. So it continues to do well.


GREGORY MACOSKO - Lord Abbott - Analyst

And the -- and that -- so a 50/50 mix is kind of what you're expecting on a longer-term basis then over there? Is that the --


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Well, actually we're building up the cast side so it's possible that we could see some increases in the cast. There's been a lot of customer interest on the cast side, and that's why we're expanding that. So it could possibly be a shift slightly towards the cast side a little higher.


STEVEN J. BORICK - Superior Industries International, Inc. - President, COO, and Director

And one other statement there. On the forged side, as we see some new inquiries into programs, we don't want to spend the capital to increase the forged side, so we've kind of maxed-out at about a million one, on the forged side but we will see some potential mix change, and from one program going out, I may see some drops of a hundred, two hundred thousand wheels while we ramped up some new forged wheels that are coming in '04/'05.


GREGORY MACOSKO - Lord Abbott - Analyst

And then I know that you're -- there's been a lot of discussion of China, et cetera, but I know in -- in quarters past that we've talked a bit about other locations around the world. Is -- has China just kind of put those on hold, or are you still looking at opportunities in Africa, or Europe, or anywhere else, in terms of just expansion, et cetera?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

From a -- strictly from a competitive pricing structure, there doesn't appear -- the only place there appears to be an opportunity is potentially South Africa, based on credits coming back into this country, but from a currency risk standpoint, that doesn't make a lot of sense. It wipes out some of that. Other than that, there doesn't appear to be, at this point, any infrastructure build that would allow me to go anywhere that gives me a better costing than Asia at this point in time. And there's some instability in South America that steers me away from that. Europe has -- has enough wheel manufacturers, unless we do an acquisition, which we don't see anything on the horizon, and quite frankly, I'm very proud of our Mexico operation but I don't feel like I want to put more assets in there at this point in time. So Asia and China, in particular, seems to still be the guiding direction.


GREGORY MACOSKO - Lord Abbott - Analyst

Thank you.


OPERATOR

Our next question comes from Wendy Needham of Credit Suisse First Boston. Please pose your question.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Yeah. Hi. Just a quick follow-up. The SG&A, is that first-quarter number sort of a -- a good run rate for the year, or is there a seasonal blip up in the first quarter?


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Yeah, it's usually a little bit better but not a heck of a lot. We usually run -- we usually budget around 3%.


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                                       13

                                                                FINAL TRANSCRIPT

SUP - Q1 2003 SUPERIOR INDUSTRIES EARNINGS CONFERENCE CALL


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Okay. Thank you.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Slightly under that.


WENDY NEEDHAM - Credit Suisse First Boston - Analyst

Thanks.


OPERATOR

If there are no further questions, I will now turn the conference back to Mr. Ornstein.


R. JEFFREY ORNSTEIN - Superior Industries International, Inc. - VP, CFO, and Director

Thanks very much, and I look forward to seeing many of you in New York next week. Thanks for your attention this morning.


OPERATOR

This concludes our conference for today. Thank you all for participating and have a nice day. All parties may now disconnect.


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